Exhibit 99.1

Cycurion Amends Complaint to Identify Individual Behind Anonymous Defamatory Campaign on Stocktwits and Reddit; Investigation Continues

MCLEAN, Va., April 07, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (NASDAQ: CYCU), a leading provider of advanced IT cybersecurity solutions and AI-driven innovations for government, enterprise, and critical infrastructure clients, today announced a significant development in its proactive efforts to combat online defamation, misinformation, and market manipulation targeting the Company and its leadership.

Through court-ordered subpoenas, advanced cross-platform data correlation, breach intelligence analysis, and proprietary identity verification tools, Cycurion’s internal cybersecurity team, experienced in national security level operations, successfully unmasked the pseudonymous accounts “E1111” on Stocktwits and “em2391” on Reddit and traced them directly to Michael S. Emo in Madera, California. These accounts posted dozens of false, malicious, and defamatory statements accusing Cycurion of being a “scam,” engaging in “death spiral financing,” “pump and dump” schemes, and other fabricated wrongdoing, while personally attacking CEO Kevin Kelly with baseless claims of fraud, personal debt, and incompetence.

An Amended Complaint has been filed in the United States District Court for the Eastern District of Virginia (Case No. 1:26-cv-00489), naming Emo as the defendant previously identified as John Doe 1 and John Doe 2. The filing details how court-ordered subpoenas to Stocktwits and Reddit, combined with matching IP addresses, email records, geolocation data, and other forensic links, confirmed Emo’s identity and location. Cycurion and Kelly are seeking substantial compensatory and punitive damages, along with injunctive relief to halt further defamatory publications and require removal of the offending posts.

“Our team has the products, capabilities, and tradecraft to identify those who hide behind anonymity to spread lies and harm our shareholders,” said Kevin Kelly, CEO of Cycurion. “We tracked and identified these accounts, and our investigation continues. We will not tolerate this behavior. This same expertise is a service we provide to clients facing similar online threats, and it has already helped other organizations protect their reputations and shareholder value. We are also actively pursuing those responsible for the recent fraudulent unauthorized press release, as well as bad-faith actors engaged in coordinated short-selling efforts and the dissemination of false information intended to depress our stock price.”

Cycurion’s internal cybersecurity team continues to monitor and investigate additional bad actors. The Company remains focused on executing its strategic priorities: expanding its contract backlog with real government and enterprise clients, advancing its proprietary ARx platform and other AI-enhanced cybersecurity offerings, and delivering long-term value to shareholders while upholding the highest standards of compliance and transparency.

“Cycurion is a legitimate, growing cybersecurity company with genuine contracts, proven technology, and a mission to protect critical systems,” Kelly added. “We are committed to ensuring the truth prevails and defending the integrity of our business and the public markets.”

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated closing of the offering; the Company’s anticipated use of proceeds from the offering; the acceleration of the Company’s inorganic growth strategy; the continued execution on the Company’s backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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